The Equitable Life Assurance Society of the United States

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2003 of The Equitable Life Assurance Society of the United States
(the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher M. Condron, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

               (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

               (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







                                                    /s/ Christopher M. Condron
                                                    --------------------------
                                                    Christopher M. Condron
                                                    Chairman of the Board,
                                                    President and
                                                    Chief Executive Officer

Date: May 14, 2003


[A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES AND WILL BE RETAINED BY THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST]